POWER OF ATTORNEY

      I, Christopher J. Bowick, appoint each of William J. Atkins and Denis J. Quinlan, signing singly, with full power of substitution, as my attorney-in-fact to:

      (1) prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

      (2) execute on my behalf, in my capacity as a director of Calix, Inc. ("Calix"), Forms 3, 4, and 5 and any amendments under Section 16(a) of the Securities Exchange Act of 1934 and its rules;

      (3) perform any and all acts for me which may be necessary or desirable to execute any such Form 3, 4, or 5, or amendments, and timely file such form with the SEC and any stock exchange or similar authority; and

      (4) take any other action in connection with the above which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf under this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      I grant to each such attorney-in-fact full power and authority to perform any act necessary, or proper to be done in the exercise of any of the rights and powers granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute, shall lawfully do by virtue of this power of attorney and the rights and powers granted. I acknowledge that the above attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Calix assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by Calix, unless earlier revoked by me in a signed writing delivered to the above attorneys-in-fact.

I have signed this Power of Attorney this 23rd day of June, 2014.

Signature:    Christopher J. Bowick

Name:    Christopher J. Bowick
    (please print)